                      Amendment of Tax Allocation Agreement
                                     Between
                                   MAXXAM Inc.
                                       and
                                MAXXAM Group Inc.

         WHEREAS, MAXXAM Inc. ("MAXXAM") and MAXXAM Group Inc. ("MGI") executed a tax allocation agreement as of August 4, 1993 covering all taxable years during which MGI is included in MAXXAM's Federal consolidated income tax returns
(the " MGI Tax Allocation Agreement"); and

         WHEREAS, MGI is currently a member of the affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the
"Code"), of which MAXXAM is the common parent corporation (the "Group"); and

         WHEREAS, pursuant to an Amendment of Tax Allocation Agreement dated as of December 31, 2001, MAXXAM and The Pacific Lumber Company, a wholly owned indirect subsidiary of MAXXAM, amended a tax allocation agreement dated as of
March 23, 1993 (the "Amended PL Tax Allocation Agreement"); and

         WHEREAS, MAXXAM and MGI desire to amend the MGI Tax Allocation
Agreement in a manner similar to the Amended PL Tax Allocation Agreement as contemplated herein.

         NOW, THEREFORE, MAXXAM and MGI hereby agree to the following amendments to the MGI Tax Allocation Agreement effective for periods beginning after
February 28, 1999:

1.   The first sentence of Section 4(a) is replaced with, and superseded by, the following language:

              For purposes of making the computations described herein, MGI and all lower (with respect to MGI) tier entities, including
              newly-formed Restricted Subsidiaries, in which MGI has direct or indirect ownership (individually and collectively referred to as
              "MGI Subgroup Subsidiary" or "MGI Subgroup Subsidiaries") shall be treated as an affiliated group of corporations (the "MGI
              Subgroup"), the common parent of which is MGI, provided, however, that the MGI Subgroup shall only include any MGI Subgroup
              Subsidiary to the extent that such MGI Subgroup Subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to the MGI Subgroup.

2.   Sections 4(h), (i), and (j) are redesignated as Sections 4(i), (j), and
     (k), respectively.

3.   Section 4 is amended by adding the following language as new subsection
     (h):

              For purposes of Section 4(c) of this Agreement, net operating losses of MGI Subgroup Members arising after August 31, 1993 are available to offset Salmon Creek Corporation's 1999 taxable income recognized on the sale of its Headwaters timberlands.

4.   Section 4(j), as redesignated, is amended by changing the reference contained therein from "subsection (h)" to "subsection (i)."

         IN WITNESS WHEREOF, MAXXAM and MGI have executed this Amendment of Tax
Allocation Agreement by duly authorized officers thereof as of December 31,
2001.

                                  MAXXAM Inc.

                                  By: /s/ Paul N. Schwartz

                                  Title: President

                                  MAXXAM Group Inc.

                                  By:  /s/ Gary L. Clark

                                  Title:  Vice President